UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010

Berkshire Bancorp Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-13649 (Commission File Number)	94-2563513 (IRS Employer Identification No.)

160 Broadway, New York, New York 10038
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 791-5362

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing  Rule or Standard; Transfer of Listing.

On April 19, 2010, a representative of Berkshire  Bancorp Inc. (the "Company"), notified a representative of the Listing Qualifications Department of The NASDAQ Stock Market  of the Company’s failure to comply with a NASDAQ listing rule due to the Company’s  inability to file timely its Form 10-K for the fiscal year ended December 31, 2009 (“Form 10-K”).  In response, on that date the Company received a notification letter from the representative of the Listing Qualifications Department  confirming that the Company was not in compliance with NASDAQ Listing  Rule 5250(c)(1) because it had not yet filed the Form 10-K, as required by that rule.

The NASDAQ notification letter indicated that the Company had until June 18, 2010 to submit to the Staff a plan to regain compliance with the applicable listing rule.  The letter also stated that if the plan submitted by the Company is accepted, the Staff can grant the Company an exception of up to 180 calendar days from the Form 10-K’s due date, or until October 12, 2010, for the  Company to regain compliance.

The Company issued a press release on April 22, 2010 disclosing its receipt of the NASDAQ Staff’s letter.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1   The Company’s  press release of April 22, 2010 announcing its receipt of the Nasdaq notification letter regarding the Company’s non-compliance with Nasdaq Marketplace rule 5250(c)(1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE BANCORP INC.

By:	/s/ STEVEN ROSENBERG
Steven Rosenberg
President

Dated: April 22, 2010